SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Investment Technology Group, Inc.

(Name of Registrant as Specified In Its Charter)

Boathouse Row I, L.P.

Boathouse Row II, L.P.

Boathouse Row Offshore Ltd.

OC 532 Offshore Ltd.

Philadelphia Financial Management of San Francisco, LLC

Jordan Hymowitz

Justin Hughes

Voce Catalyst Partners LP

Voce Capital Management LLC

Voce Capital LLC

J. Daniel Plants

Lon Gorman

R. Jarrett Lilien

James S. Pak

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On March 16, 2015, Philadelphia Financial Management of San Francisco, LLC and Voce Capital Management LLC (the "ITG Shareholders") issued a press release that included the full text of a letter sent by the ITG Shareholders on behalf of The Coalition for ITG Shareholder Value to the board of directors of Investment Technology Group, Inc. (the "Company"). A copy of the press release containing the full text of the letter is attached hereto as Exhibit 1.

Information regarding the participants in a solicitation of proxies from stockholders of the Company in connection with its 2015 annual meeting of stockholders is filed herewith as Exhibit 2.